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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  December 14, 2000


                              DRUGSTORE.COM, INC.
                              -------------------
            (Exact Name of Registrant as Specified in its Charter)

       Delaware                        0-78813                   04-3416255
       --------                        -------                   ----------
(State or other Jurisdiction     (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                       Identification No.)


                       13920 SE Eastgate Way, Suite 300
                              Bellevue, WA 98005
                   (Address of principal executive offices)
                   ----------------------------------------
                        Registrant's telephone number:
                                (425) 372-3200

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Item 9.   Regulation FD Disclosure.

On December 14, 2000, Peter Neupert, President and Chief Executive Officer of drugstore.com, inc., will speak to the press and expects to provide the following information:

Although one doesn't think of a drugstore as a business that benefits from seasonal shopping patterns, our holiday store is doing well. We approximately doubled the number of holiday stock keeping units, or SKUs, available this year and demand for holiday items is really strong. In a single week, we shipped more holiday store product units than we shipped in all of last year's holiday season.

drugstore.com has proven adept at selling new brands. For example, in the 1999 holiday season, drugstore.com experienced strong demand from its customers for philosophy, inc. products. This holiday season, we are experiencing strong demand for Burt's Bees products.

Overall consumer demand is strong this quarter. In a single week, we recognized more revenue than we did in all of the second quarter of 1999.

In the week beginning December 4, we shipped twice the order volume that we did in the week beginning two weeks before it while maintaining quality customer service levels: Most orders were shipped within 24 hours of order placement and we answered over 95% of all customer phone calls within 30 seconds.

We do not intend to update this information, unless we believe it is appropriate or necessary to do so in accordance with the SEC's Regulation FD.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 14, 2000
                                     DRUGSTORE.COM, INC.



                                     By:  /s/ David Rostov
                                        ------------------------------------
                                        David Rostov
                                        Vice President, Chief Financial Officer
                                        and Treasurer